[Letterhead of Deloitte & Touche]





                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


POTASH CORPORATION OF SASKATCHEWAN INC.

We hereby consent to the incorporation of our report dated February 10, 1999, incorporatefd by reference in the Annual Report on Form 10-K of Potash Corporation of Saskatchewan Inc. ("PCS") for the year ended December 31, 1998, into PCS's Post Effective Amendment to its Registration Statement on Form S-8 for the registration of 4,000,000 of its Common Shares.

/s/Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Chartered Accountants

Saskatoon, Saskatchewan, Canada

November 9, 1999